As filed with the Securities and Exchange Commission on November 26, 1997
                                                     Registration No. 333-______

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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

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                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

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                             INVISION TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)

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               DELAWARE                                94-3123544
       (State of incorporation)           (I.R.S. Employer Identification No.)

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                                  7151 GATEWAY BLVD.
                              NEWARK, CALIFORNIA  94560
                                    (510) 739-2400
            (Address and telephone number of Principal Executive Offices)

                   OPTIONS ASSUMED BY INVISION TECHNOLOGIES, INC.
                ORIGINALLY GRANTED UNDER THE QUANTUM MAGNETICS, INC.
                     1994 QUALIFIED AND NONQUALIFIED OPTION PLAN
                               (Full title of the plan)

                                  CURTIS P. DISIBIO
                              SENIOR VICE PRESIDENT AND
                               CHIEF FINANCIAL OFFICER
                                  7151 GATEWAY BLVD.
                              NEWARK, CALIFORNIA  94560
                                    (510) 739-2400
              (Name, address, and telephone number of agent for service)

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                                      Copies to:
                                 ROBERT L. JONES, ESQ
                                  COOLEY GODWARD LLP
                                FIVE PALO ALTO SQUARE
                                 3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306-2155
                                    (650) 843-5000

                           CALCULATION OF REGISTRATION FEE
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   Title Of            Amount   Proposed Maximum Proposed Maximum    Amount Of
Securities To Be        To Be    Offering Price      Aggregate     Registration
  Registered        Registered   Per Share(1)    Offering Price(1)       Fee
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Common Stock
(par value $.001) 49,151 shares     $ 3.27         $ 160,554          $100
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(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended(as the calculated fee is below $100, the $100 minimum fee is paid). The price per share and aggregate offering price are calculated on the basis of the weighted average of the exercise prices of the options assumed as follows:

    Options to purchase 42,435 shares of InVision Common Stock at an exercise price of $3.63 per share.
    Options to purchase 6,716 shares of InVision Common Stock at an exercise price of $0.97 per share.

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

    Shares registered hereunder will be issued upon exercise of stock options assumed by InVision Technologies, Inc., a Delaware corporation (the "Company"), pursuant to an Agreement and Plan of Merger and Reorganization among the Company, QP Acquisition Corp., a California corporation and a wholly-owned subsidiary of the Company, and Quantum Magnetics, Inc., a California corporation ("Quantum"), dated as of September 3, 1997. These options were originally granted to employees of Quantum under the Quantum 1994 Qualified and Nonqualified Option Plan.







                                          2.

                                       PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration
Statement:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 0-28236), including all material incorporated by reference therein, as amended by Amendment No. 1 thereto;

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 0-28236), including all material incorporated by reference therein;

    (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 0-28236), including all material incorporated by reference therein, as amended by Amendment No. 1 thereto;

    (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No. 0-28236), including all material incorporated by reference therein;

    (e) The Company's Current Report on Form 8-K (File No. 0-28236), filed September 10, 1997;

    (f) The Company's Current Report on Form 8-K (File No. 0-28236), filed October 7, 1997; and

    (g) The description of the Company's Common Stock, which is contained in the Registration Statement Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 18, 1996, including any amendment or report filed for the purpose of updating such description.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws provide the Company will indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law, provided (a) that the Company may limit the extent of such indemnification by contract, and (b) the Company will not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Company or its directors, officers, employees or other agents unless
(i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law.
The Company's By-laws also provide that the Company may indemnify its other officers, employees and other agents, to the fullest extent not prohibited by Delaware law.


                                          3.

    The Company's Certificate of Incorporation provides for the elimination of a director's personal liability to the Company or its stockholders for monetary damages resulting from a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief, such as an injunction or rescission, in the event a breach of director's fiduciary duty. These provisions will not alter a director's liability under any other laws, such as the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER
-------

5.1           Opinion of Cooley Godward LLP.

23.1          Consent of Price Waterhouse LLP.

23.2          Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1 Power of Attorney. Reference is made to Page 6 of this Registration Statement.

99.1* Quantum Magnetics, Inc. 1994 Qualified and Nonqualified Option Plan, as amended.

* Previously filed with the SEC as an exhibit to the Company's Registration Statement on Form S-4 (Reg. No. 333-35341) filed September 10, 1997.

ITEM 9.  UNDERTAKINGS.

   (a)  The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                                          4.

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                          5.

                                      SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on this 26th day of November, 1997.

                                  INVISION TECHNOLOGIES, INC.



                                  By:  /s/ Sergio Magistri
                                       -----------------------------------------
                                          Dr. Sergio Magistri
                                          President and
                                          Chief Executive Officer


                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sergio Magistri and Curtis P. DiSibio, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                         TITLE                  DATE
     ---------                         -----                  ----

 /s/ Sergio Magistri         President, Chief Executive    November 26, 1997
--------------------------   Officer and Director
  Dr. Sergio Magistri        (Principal Executive Officer)

 /s/ Curtis P. DiSibio       Senior Vice President and     November 26, 1997
--------------------------   Chief Financial Officer
  Curtis P. DiSibio               (Principal Financial and
                             Accounting Officer)

                             Chairman of the Board and
--------------------------   Director
  Dr. Giovanni Lanzara


 /s/ Douglas P. Boyd         Director                      November 26, 1997
--------------------------
  Dr. Douglas P. Boyd


 /s/ Bruno Trezza            Director                      November 26, 1997
--------------------------
  Dr. Bruno Trezza


                                          6.

                                    EXHIBIT INDEX


Exhibit No.   Description
-----------   -----------

5.1           Opinion of Cooley Godward LLP.

23.1          Consent of Price Waterhouse LLP.

23.2          Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1 Power of Attorney. Reference is made to Page 6 of this Registration Statement.

99.1* Quantum Magnetics, Inc. 1994 Qualified and Nonqualified Option Plan, as amended.

* Previously filed with the SEC as an exhibit to the Company's Registration Statement on Form S-4 (Reg. No. 333-35341) filed September 10, 1997.



                                          7.